Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is made and entered into as of May 19, 2017 (the “Effective Date”), by and between Kevin D. Hall (“Executive”) and Unifi, Inc. (the “Employer”).

WHEREAS, Executive and the Employer entered into an Employment Agreement dated as of May 3, 2017 (the “Employment Agreement”); and

WHEREAS, Executive and the Employer desire to enter into this Amendment to accelerate the commencement date of Executive’s employment with the Employer.

In consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. Section 1 of the Employment Agreement is deleted in its entirety and replaced with the following:

1. Employment. Subject to the terms and conditions of this Agreement, the Employer agrees to employ Executive, and Executive agrees to be employed by the Employer, as of May 19, 2017 (the “Start Date”), pursuant to the terms of this Agreement.

2. Continuing Effect of Employment Agreement. Except as expressly or by necessary implication amended by this Amendment, the Employment Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly authorized officer, and Executive has hereunto signed this Amendment, as of the Effective Date.

“Employer”:

Unifi, Inc.

By:	/s/ THOMAS H. CAUDLE, JR.
Name:	Thomas H. Caudle, Jr.
Title:	President

“Executive”:

/s/ KEVIN D. HALL
Name:	Kevin D. Hall